Exhibit 21.1

Subsidiaries of the Company

•                  SpectraLink International Corporation

•                  SpectraLink Denmark ApS

•                  KIRK telecom A/S

•                  KIRK scantel A/S

•                  KIRK telecom, Inc. (dissolved in January 2007)